EXHIBIT 99.2

Employee Retention Agreement

This Employee Retention Agreement (the “Agreement”) is entered into between Herley Industries, Inc., 3061 Industry Drive, Lancaster, PA, 17603 (“Herley”) and _________________ (“Employee” or “You”) as of June 15, 2010 (the “Effective Date”).

Payment Upon a Termination Event.  In order to secure your continued services, Herley and You hereby agree as follows:

Upon a Termination Event, consisting of both:

(a)	A Change in Control (as defined in Exhibit A to this Agreement, which is hereby incorporated into this Agreement) that is followed within twenty-four (24) months by
(b)
Your termination (other than for Cause, as defined below) or resignation due to any of the following changes made without your written consent: (i) a reduction in the scope, level, or nature of your responsibilities; (ii) a reduction in your compensation; (iii) a material change in or failure to maintain your office or office equipment and services; (iv) a material reduction in the number or level of your staff (other than your pro rata share of any company-wide reductions); or (v) the relocation of your principal place of employment beyond thirty (30) miles from its current location ((a) and the occurrence of any event described in (b) together constituting a Termination Event),

Herley will, within thirty (30) days after termination, pay you, in a lump sum, an amount equal to twice your total cash compensation (including salary, bonuses, and commissions) in Herley’s prior fiscal year, up to a maximum of $1,000,000.

For these purposes, “Cause” consists of:  (i) conviction of, or pleading guilty or nolo contendere to, a felony, or any lesser crime involving fraud or moral turpitude; (ii) unauthorized use or disclosure of confidential information or trade secrets of Herley (or any parent or subsidiary of Herley); (iii) any other intentional misconduct that materially harms the business affairs of Herley (or any parent or subsidiary); or (iv) willful failure to perform Employee’s obligations under this Agreement, resulting in economic harm to Herley, which willful failure is not discontinued within ten (10) days after written notification thereof to Employee.

For purposes of this Agreement, a termination of employment shall mean a “separation from service” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  The benefit provided to you in connection with your separation from service (as defined in Section 409A of the Code) is “nonqualified deferred compensation” within the meaning of Section 409A of the Code.  If you are a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by Herley in accordance with its procedures, by which determination you hereby agree that you are bound, payment of your benefit will not be paid before the earlier of (i) the day that is six (6) months plus one (1) day after the date of separation from service (as determined under Section 409A of the Code) or (ii) the tenth (10th) day after the date of your death (as applicable, the “New Payment Date”).  The aggregate of any payments that otherwise would have been paid to you during the period between the date of separation from service and the New Payment Date will be paid to you in a lump sum on the first payroll date after such New Payment Date, and any remaining payments will be paid on their original schedule.  Neither Herley nor you will have the right to accelerate or defer the delivery of any benefit payments except to the extent specifically permitted or required by Section 409A of the Code.  This Agreement is intended to comply with the provisions of Section 409A of the Code and the Agreement will, to the extent practicable, be construed in accordance therewith.  Terms defined in the Agreement will have the meanings given such terms under Section 409A of the Code if and to the extent required to comply with Section 409A of the Code.

Employee will be solely responsible for any taxes that may be incurred as a result of such payments and Herley will withhold applicable taxes from Employee.

Mutual Release of Claims.  As a condition of entering into this agreement, each party releases the other from any claims against the other or against any affiliated persons or entities other than, if applicable, (a) any claims of either party pursuant to any Employment Agreement with Herley, or (b) any claim by Employee pursuant to any Indemnification Agreement between Herley and Employee.  This release includes, but is not limited to, any claims related to your employment with Herley, and any claims under past or present laws or regulations, including original and amended versions of Title VII of the Civil Rights Act of 1964; the Worker Adjustment and Retraining Notification Act; the Pennsylvania Constitution; the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Family Medical Leave Act; the Americans with Disabilities Act; and the National Labor Relations Act.  You confirm that you are not aware of any such claims.

The parties understand and acknowledge that they may not currently know of losses or claims or may have underestimated the severity of losses.  Part of the consideration provided by this Agreement is being given in exchange for the release set forth above.

Miscellaneous.  Should Employee’s death occur before receiving any payments otherwise earned under this agreement, Herley will make such payment to your estate.  Other than specifically set forth above, nothing in this Agreement modifies Employee’s existing at-will employment relationship with Herley or otherwise changes the terms of employment agreement.  This Agreement shall in all respects be governed by the laws of the State of Delaware. This Agreement will terminate December 31, 2011 in the event no Change of Control occurs prior to December 31, 2011.

HERLEY INDUSTRIES, INC. _______________________________ By:____________________________ Chief Executive Officer	_______________________________ Name:__________________________

EXHIBIT A
DEFINITION OF “CHANGE IN CONTROL”

“Change in Control” shall mean the occurrence of any of the following events:

(i)           the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of Herley when such acquisition causes such Person to beneficially own 50.1% percent or more of the combined voting power of the then outstanding voting securities of Herley entitled to vote generally in the election of directors (the “Outstanding Herley Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change of Control: (A) any acquisition directly from Herley, (B) any acquisition by Herley, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Herley or any corporation controlled by Herley or (D) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; and provided, further, that if any Person’s beneficial ownership of the Outstanding Herley Voting Securities reaches or exceeds 50.1 percent as a result of a transaction described in clause (A)  or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of Herley, such subsequent acquisition shall be treated as an acquisition that causes such Person to beneficially own 50.1% percent or more of the Outstanding Herley Voting Securities; or

(ii)           individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason during any period of twelve (12) consecutive months during the term of this Agreement to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Herley’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)           consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Herley or the acquisition of assets of another entity (“Business Combination”); excluding, however, such a Business Combination pursuant to which (A) the individuals and entities who were the beneficial owners of the Outstanding Herley Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Herley Voting Securities, or (B) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns Herley or all or substantially all of Herley’s assets either directly or through one or more subsidiaries) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)           approval by the stockholders of Herley of a complete liquidation or dissolution of the Company immediately preceding or followed by a sale or disposition of all or substantially all of the assets of Herley.